EXHIBIT 99.1



                                WRITTEN STATEMENT
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350



     The undersigned, James A. McIntyre, the Chief Executive Officer, and
Wayne R. Bailey, Chief Financial Officer, of Fremont General Corporation (the "Company"), pursuant to 18 U.S.C. ss.1350, hereby certifies that, to the best of my/our knowledge:

     (i) the Quarterly Report on Form 10-Q for the quarter ended June 30, 2002 of the Company (the "Report) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

     (ii) the financial statements and disclosures contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Dated: August 13, 2002



                                      /s/ JAMES A. MCINTYRE,
                                      ------------------------------------------
                                      James A. McIntyre, Chief Executive Officer




                                      /s/ WAYNE R. BAILEY
                                      ------------------------------------------
                                      Wayne R. Bailey, Chief Financial Officer